UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2025

THE COOPER COMPANIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-8597	94-2657368
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6101 Bollinger Canyon Road, Suite 500, San Ramon, California 94583

(Address of principal executive offices, including Zip Code)

(925) 460-3600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $.10 par value	COO	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On December 22, 2025, The Cooper Companies, Inc. (the “Company”) entered into a letter agreement (the “Agreement”) with Browning West, LP (including the funds managed by it, “Browning West”). Pursuant to the Agreement, the Company agreed, among other things, to: (i) appoint Walter M. Rosebrough, Jr. to the Company’s Board of Directors (the “Board”) and to the Board’s Corporate Governance and Nominating Committee (the “Nominating Committee”), effective January 3, 2026; (ii) nominate and support the election of Mr. Rosebrough at the Company’s 2026 annual meeting of the stockholders, (iii) conduct a search for one additional independent director and to use good faith efforts to appoint such additional independent director, who will be subject to Browning West’s approval, to the Board as soon as reasonably practicable, but in no event later than June 30, 2026; (iv) limit the size of the Board to ten directors during the Cooperation Period (as defined below); and (v) provide due and serious consideration to appointing Mr. Rosebrough as Chairman of the Board either on or prior to the conclusion of the Cooperation Period.

In connection with the Agreement, Browning West has agreed to abide by certain by certain customary standstill restrictions and voting commitments that will remain effective from the date of the Agreement until the date that is 30 days prior to the notice deadline for stockholder nominations of director candidates for election to the Board at the Company’s 2027 annual meeting of the stockholders (such period, the “Cooperation Period”). The Agreement will terminate at the end of the Cooperation Period.

The foregoing summary of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is attached as Exhibit 10.1 and is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information in Item 1.01 is incorporated by reference herein.

In connection with the Agreement, following the recommendation of the Nominating Committee, on December 22, 2025, the Board appointed Mr. Rosebrough to the Board and to the Nominating Committee, effective January 3, 2026. Mr. Rosebrough will be paid the same compensation received by other non-management directors on the Board, which is more fully described under the caption “Compensation of Directors” in the Company’s proxy statement on Schedule 14A filed with the Securities and Exchange Commission on February 19, 2025, as may be adjusted by the Board from time to time.

Other than the Agreement, there is no other arrangement or understanding pursuant to which Mr. Rosebrough will be appointed as a director of the Company. There are no family relationships between Mr. Rosebrough and any director or executive officer of the Company. There are no related party transactions in respect of the Company of the kind described in Item 404(a) of Regulation S-K in which Mr. Rosebrough was a participant.

Item 7.01. Regulation FD Disclosure.

On December 23, 2025, the Company issued a press release announcing the appointment of Mr. Rosebrough as a director and the Company’s entry into the Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information in Item 7.01, including Exhibit 99.1, of this Current Report on Form 8-K is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit	Description

10.1	Letter Agreement, by and between The Cooper Companies, Inc. and Browning West, LP, dated December 22, 2025.

99.1	Press Release dated December 23, 2025 of The Cooper Companies, Inc.

104.1	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE COOPER COMPANIES, INC.

	By:	/s/ Daniel G. McBride
Daniel G. McBride
Executive Vice President, Chief Operating Officer, General Counsel & Secretary

Dated: December 23, 2025